DayStar Technologies, Inc. Receives Additional NASDAQ Staff Determination Letter Relating to Minimum Bid Price

Shares to Remain Listed until Final Hearing Panel Determination

Santa Clara, CA, March 19, 2010 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology announced today that on March 16, 2010 it received an additional Nasdaq Staff Determination Letter from The Nasdaq Stock Market. The Nasdaq Letter states the Company's common stock is subject to delisting because the price of the Company's common stock did not comply with Listing Rule 5550(a)(2) within the initial 180 days provided under Listing Rule 5810(c)(3)(A).

As previously announced on March 11, 2010, the Company presented its compliance plan to the Nasdaq Hearings Panel, which included information regarding the rescheduled annual meeting and a proposed reverse stock split. The Company's securities will remain listed on Nasdaq until the Hearings Panel makes a final determination. While the Company is confident that its compliance plan will meet the requirements for continued listing on Nasdaq, there can be no assurance that the Panel will grant the Company's request for continued listing.

The Company greatly appreciates the participation of the shareholders who cast their votes in the earlier meetings, and shareholders who have questions about the upcoming adjourned annual meeting and the reverse split may review the Company's definitive proxy statement, which can be found at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release, such as statements that DayStar will request an appeal and that such appeal will stay the delisting action, are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Patrick J. Forkin III

Sr. VP Corporate Development

408/907.4633

investor@daystartech.com

A. Renee Sutton, Esq.

General Counsel

408/907.4654

investor@daystartech.com